SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 5, 2003

Cox Communications, Inc.

(Exact name of registrant as specified in its charter)

Delaware	1-6590	58-2112281

(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1400 Lake Hearn Drive Atlanta, Georgia	30319

(Address of principal executive offices)	(Zip Code)

(404) 843-5000

(Registrant’s telephone number, including area code)

SIGNATURES
EX-99.1 PRESS RELEASE DATED MAY 5, 2003

Item 7. Financial Statements and Exhibits

(a)	Not applicable.

(b)	Not applicable.

(c)	Exhibits:

99.1	Press Release dated May 5, 2003, announcing financial results for the quarter ended March 31, 2003 (furnished pursuant to Item 12 of Form 8-K, under Item 9 of this report).

Item 9. Regulation FD Disclosure.

Pursuant to Exchange Act Release 47583, we are furnishing the information required by Item 12 of Form 8-K, “Results of Operations and Financial Condition,” under this Item 9.

Cox Communications, Inc. will issue a press release announcing its financial results for the quarter ended March 31, 2003, and a copy of this press release is being furnished as an exhibit to this report. The press release contains disclosure of operating cash flow, and free cash flow, each of which is not a measure of performance calculated in accordance with accounting principles generally accepted in the United States (GAAP). Page 9 of the press release contains a tabular reconciliation of operating income and cash provided by operating activities, the most directly comparable financial measures calculated and presented in accordance with GAAP, to operating cash flow and free cash flow, respectively. Disclosure regarding management’s uses for such measures appears on page 4 of the press release.

The information required to be furnished pursuant to Item 12 (as furnished under this Item 9 as required by Exchange Act Release 47583) and Exhibit 99.1 of this report shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”) or otherwise subject to the liability of that section, except if Cox specifically incorporates it by reference into a filing under the Securities Act of 1933 or the Exchange Act.

Item 12. Results of Operations and Financial Condition.

Pursuant to Exchange Act Release 47583, we are furnishing the information under Item 9 of Form 8-K, “Regulation FD Disclosure” required by this Item 12.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COX COMMUNICATIONS, INC.

Date:May 5, 2003	By:	/s/ Jimmy W. Hayes

Jimmy W. Hayes Executive Vice President, Finance and Chief Financial Officer